Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Diodes Incorporated and Subsidiaries of our report dated February 28, 2012, with respect to the consolidated balance sheets of Diodes Incorporated and Subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011, and our same report, with respect to the Company’s internal control over financial reporting as of December 31, 2011, which report appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011:

•	Registration Statement on Form S-8 (No. 333-78716) pertaining to the Incentive Bonus Plan and 1993 Non-Qualified Stock Option Plan of Diodes Incorporated;

•	Registration Statements on Form S-8 (Nos. 333-106775 and 333-124809) pertaining to the 2001 Omnibus Equity Incentive Plan of Diodes Incorporated; and

•	Registration Statement on Form S-3 (No. 333-137803) pertaining to convertible senior notes and common stock issuable by Diodes Incorporated.

/s/ Moss Adams, LLP

Los Angeles, California

February 28, 2012